EXHIBIT 10.2

EXCLUSIVE SERVICE PROVIDER AND NON-COMPETITION AGREEMENT

THIS EXCLUSIVE SERVICE PROVIDER NON-COMPETITION AGREEMENT (this "Agreement") is entered into effective December 18, 2009 by and between 214 Investments, Inc., Inc., a Texas corporation, (hereinafter called "214"), Learnsafe, Inc, a Texas corporation (hereinafter called “Learnsafe”) Monitor Dynamics, Inc., a Texas corporation (hereinafter called “Monitor” collectively “214 Parties”) Almana Networks International, Inc., a Delaware corporation, (hereinafter called “ANI”), and MDI, Inc., a Delaware corporation, (hereinafter called "MDI" collectively with ANI the “MDI Parties”).

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

RECITALS

Section 1.1.  Purpose.  214 Parties’ purpose for entering into this Agreement is to resolve certain disputes between the parties and ensure the value of its investment in the Monitor.

Section 1.3  Seller's Purpose.  The Seller acknowledges for itself and its Affiliates they will directly benefit from this Agreement, and it is entering into this Agreement to resolve the existing disputes between the parties.

ARTICLE 2

DEFINITIONS

Section 2.1.  Specific Definitions.  Whenever used in this Agreement, the following terms have the meanings respectively assigned to them in this Section:

(a)

"Affiliate" means a Person who directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b)

“Company Field” means the business of designing, manufacturing, selling, installing and servicing products utilizing the Confidential Information and any hardware and firmware related thereto (i) to all branches and agencies of the government of the United States of America, including the various branches of the United States’ Armed Forces, (collectively the above are referred to herein as the “Customers”).

(c)

"Confidential Information" means all rights to: (i) the intellectual property rights to the underlying source code or firmware for SafeNet®, including the subroutines, source code libraries, database design, and programming algorithms, and all related documentation, including specifications therefore and  user manuals, and  (ii) any version of SafeNet software products consisting of: (a) programs in binary form derived from SafeNet source upon compilation or processing, (b) the documentation, and information  relating to the software, (c) the firmware delivered internally to and integrated with hardware and any copies thereof, and (d) and any derivative works incorporating such software or firmware.

(d)

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

(e)

"Person" means an individual, firm, partnership, joint venture, corporation, bank, trust, unincorporated organization or governmental body.

ARTICLE 3

TERMINATION

Section 3.1.  Termination.  This Agreement will remain in full force and effect for five (5) years from the date hereof; provided, however, this Agreement may be terminated at any time upon the mutual written agreement the Parties.

ARTICLE 4

COVENANTS NOT TO COMPETE OR DISCLOSE CONFIDENTIAL

INFORMATION AND TRADE SECRETS

Section 4.1.  Use of Company Confidential Information.  The 214 Parties specifically agrees that the 214 parties and its Affiliates will not use the Confidential Information or any other Confidential Information of 214 Parties now known to the 214 parties or its Affiliates or hereafter acquired except to provide services exclusively to the Company field.

Section 4.2.  Prohibition Against Certain Activities.  The 214 Parties will not, directly or indirectly, either through any form of ownership or in any representative capacity whatsoever, either for the its own benefit or for the benefit of any other Person or the Seller's Affiliates, without the prior written consent of MDI Parties, utilize the Confidential Information to engage or compete, or allow the Seller's Affiliates to engage or compete in any area except the Company Field during the term of this Agreement, including, without limitation, engage or compete in any of the other following acts, which acts will be considered violations of this Agreement:

(a)

Request or advise any party other than a Customer of the 214 or its Affiliates for services and products offered or sold by 214 or its Affiliates, to withdraw, curtail or cancel any of such business with the MDI or its Affiliates;

(b)

Assist any Person other than MDI or its Affiliates in soliciting any party other than a Customer of 214 or its Affiliates for the purpose of supplying products or services of the Company;

(e)

Do or perform any act that disparages the operations or business of the MDI Parties; or

(f)

Request, advise or attempt to influence any Person that is a source of materials, supplies, personnel, services, funds or information for the MDI or its Affiliates to withdraw, cancel or curtail the sale or furnishing of such items to MDI or its Affiliates.

Section 4.3.  Acknowledgement of Need for Covenants.  Insofar as the covenants set out in this Article 4 are concerned, the 214 Parties specifically acknowledges and agrees as follows:

(a)

The covenants are reasonable and necessary to protect the goodwill and the operations and business of the MDI and its Affiliates.

(b)

The time duration of the covenants is reasonable and necessary to protect the goodwill and the operation and business of MDI and its Affiliates.

(c)

The geographical area limitations of the covenants are reasonable and necessary to protect the goodwill and the operations and business of MDI and its Affiliates.

(d)

The consideration received by the 214 and its Affiliates for the covenants is adequate.

(e)

The covenants are not oppressive to the 214 and its Affiliates and do not impose a greater restraint on the 214 and its Affiliates than is necessary to protect the goodwill and the operations and business of the MDI parties.

Section 4.4.  Damage.  In the event 214 or its Affiliates violate any of the covenants set out in this Agreement, the MDI will suffer irreparable damage and will be entitled to full injunctive relief or such other relief against 214 and/or its Affiliates as may be provided by law or in equity together with such damages as may be provided at law or in equity. The MDI Parties will be entitled as a matter of right to specific performance of the requirements of this Agreement, specifically Article 4, or to temporary or permanent injunctive relief against any breach or attempted breach of any provision of this Agreement, specifically Article 4, by 214 or its Affiliates without the necessity of posting bond or proving actual damages.

Section 4.5.  Judicial Modification.  It is the express intention of the 214 parties and the MDI parties to comply with all laws that may be applicable to the covenants contained in this Article 4.  Therefore, MDI parties and the

214 parties have attempted to limit the right of 214and its Affiliates to compete only to the extent necessary to protect (i) the MDI parties from unfair competition, and (ii) the MDI Parties’ goodwill and its operations and business. The 214 parties and the MDI parties recognize, however, that reasonable people may differ in making such a determination. Consequently, 214 parties and the MDI parties hereby specifically agree that, in the event any covenant contained in this Article 4 is determined by any court or other constituted legal authority to be effective in any particular area or jurisdiction only if such covenant is modified to limit its duration or scope, such covenant may be reformed or modified by the judgment or order of such court or authority to reflect a lawful and enforceable duration or scope.  Such covenant will automatically be deemed to be amended and modified with respect to that particular area or jurisdiction so as to comply with a judgment or order of such court or authority and, as to all other areas and jurisdictions covered by this Agreement, the terms and provisions hereof will remain in full force and effect as originally written.

Section 4.6.  Void or Enforceable.  In the event any covenants contained in this Article 4 are held by any court or other constituted legal authority to be void or otherwise enforceable in any particular area or jurisdiction notwithstanding the operation of Section 4.5, such covenant automatically will be deemed to be amended so as to eliminate there from that particular area or jurisdiction as to which such covenant is so held void or otherwise enforceable and, as to all other areas and jurisdictions covered by this Agreement, the terms and provisions hereof will remain in full force and effect as originally written.

ARTICLE 5

EXCLUSIVE SERVIE PROVIDER

               Section 5.1.  Exclusive Service and Product Provider.  The 214 parties agree to purchase all products and third party services utilized in the delivery of its business to the Customers from ANI and prices determined by ANI except where 214 Parties are specifically precluded from using 214 Parties for reasons of governmental compliance.  ANI agrees to provide such services or products at reasonable industry prices.  Nothing in this paragraph is intended to limit ANI from securing said products or services from third parties or by issuing subcontracts.

               Section 5.2.  Exclusive Business Support Services.  The 214 parties agree to purchase all business support services, including, financial management, marketing, human resources and payroll processing at such reasonable rates, as determined my MDI Parties, charged by MDI Parties.  Such Service fee shall be a minimum of $25,000 per month.

ARTICLE 6

ASSIGNABILITY

Section 6.1.  Assignment by MDI.  This Agreement and all of the duties, liabilities and obligations imposed upon the 214 and its Affiliates by the terms and conditions hereof, together with the rights and benefits accruing to the MDI and its Affiliates by the terms and conditions hereof, may be assigned by MDI without the prior written consent of the Seller to an Affiliate of Purchaser.

Section 6.2.  Assignment by 214.  The 214 parties may not assign this Agreement, or any obligations imposed on the 214 or its Affiliates by virtue of the terms and conditions of this Agreement, and may not to delegate any of the duties, liabilities and obligations imposed upon 214 and its Affiliates by the terms and conditions of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1.  Expenses.  All costs and expenses incurred in connection with the negotiation and preparation of this Agreement, including, without limitation, all fees and expenses of counsel will be borne solely by the respective party who incurred them, and the other party will have no liability in respect to such costs and expenses.

Section 7.2.  Waivers.  No waiver of compliance with any term, provision or condition hereof will be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver.  No waiver of any breach of any term or provision of this Agreement will be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or provision.  No extension of time for or consent to the performance of any obligation or act will be deemed to be an extension of the time for or consent to the performance of any other obligation or act.

Section 7.3.  Construction and Jurisdiction.  This Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Texas regardless of the jurisdiction in which litigation relating to the subject matter hereof is initiated or continued.  In the event any action is brought based on this Agreement the venue for any such action will be any court of competent jurisdiction of the State of Texas located in Bexar, County, Texas.

Section 7.4.  Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings among them with respect to the subject matter hereof.  Except as otherwise provided herein this Agreement may not be amended, modified or changed in any respect except by an instrument in writing signed by all of the parties to this Agreement.

Section 7.5.  Notices.  Any notice, report, demand, waiver or consent required or permitted hereunder must be in writing and must be given by personal delivery or registered or certified mail, with return receipt requested. The date of any such notice and of service thereof will be deemed to be the day of its receipt by the party to whom it is addressed.

Section 7.6.  Headings.  The descriptive headings in this Agreement are for convenience and identification only and do not control or affect the meaning or construction of any provision of this Agreement.  All references to Sections and Articles herein refer to Sections and Articles of this Agreement.

Section 7.7.  Execution.  This Agreement may be executed in any number of counterparts and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement.

Section 7.8.  Partial Invalidity.  In case any term of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining part of such term, nor the validity of any other term of this Agreement will in any way be affected thereby.

Section 7.9.  References.  References hereunder to the male gender are deemed to include female and neuter genders unless otherwise stated or unless the circumstances eliminate such inclusion.

Section 7.10.  Legal Fees and Costs.  In the event suit is instituted for breach or default of any of the conditions of this Agreement, then and in that event, the party prevailing in any action, in law or equity, will be entitled to reasonable attorneys' fees and court costs.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement.

MDI, INC.

/s/John Linton_____________

By:  John Linton

Its:  President

ALMANA NETWORKS INTERNATIONAL, INC.

_/s/John Linton__________

By:  John Linton

Its: Officer

214 INVESTMENTS, INC.

/s/Robert A Schorr______________

By:  Robert A Schorr

Its:  Officer

MONITOR DYNAMICS, INC.

_/s/Robert A Schorr_______

By:  Robert A Schorr

Its:  Officer

LEARNSAFE, INC.

/s/Robert A Schorr__________

By:  Robert A Schorr

Its:  Officer